Exhibit 10.7

Loan Contract

Party A: Yantai Guofeng Investment Holdings Group Co., LTD

Registered address: No.267 South Street, Zhifu District, Yantai City, Shandong Province

Legal representative: Rong Feng Position: Chairman

Party B: Shandong Baoya New Energy Vehicle Co., Ltd.

Registered address: No.8 South Beijing Road, Yantai Economic & Technological Development Area, Shandong Province

Legal representative: Zhang Jiannong Position: Chairman

Whereas:

1. With regard to Party B’s participation in the mixed capital increase of FAW JILIN AUTOMOBILE CO., LTD (Hereinafter referred to as “FAW JILIN Mixed Capital Increase Project”) and the implementation of the vehicle production base project (hereinafter referred to as “Vehicle Production Project”) within the jurisdiction of Yantai Economic & Technological Development Area, Yantai Municipal Government made a summary of the meeting on promoting FAW Baoya New Energy Vehicle Project. The Management Committee of Yantai Economic and Technological Development Zone (hereinafter referred to as the Development Area) and Party A are required to support Party B’s participation in FAW JILIN Mixed Capital Increase Project and the construction of vehicle production projects. To this end, on November 11, 2019, Party A, Party B and the Management Committee of Yantai Economic & Technological Development Area signed the Investment Contract.

2. According to the requirements of the Minutes of Meeting on Promoting FAW Baoya New Energy Vehicle Project and the Investment Contract, Party A shall provide Party B with 1.5 billion yuan of funds.

Party A and Party B hereby agree as follows on the payment and repayment of the funds provided by Party A:

I. Loan Amount and Payment

The total amount of funds lent by Party A to Party B is RMB 1.5 billion, which shall be delivered to Party B according to the following nodes:

1. Before December 10, 2019, Party A shall pay RMB 450 million to Party B, which shall be used by Party B to pay the deposit for FAW JILIN Mixed Capital Increase Project (the deposit paid by Party B shall be automatically converted into part of the capital increase price of FAW JILIN from the date of signing the Capital Increase Agreement);

2. If Party B participates in the FAW JILIN Mixed Capital Increase Project and is determined as the final investor, Party A shall pay Party B the capital increase of RMB 1.05 billion in addition to the above deposit within the time limit required by Party B and Shanghai United Assets and Equity Exchange, which shall be used by Party B to pay the capital increase of the mixed capital increase project of FAW Jilin.

Party B shall promptly inform Party A of the progress of the FAW JILIN Mixed Capital Increase Project, so that Party A can deliver the loan principal in a timely manner.

3. Party B promises that the 1.50 billion yuan of funds lent by Party A will be used for the FAW JILIN Mixed Capital Increase Project, and Party B will hold about 70% of the equity of FAW JILIN after the mixed-ownership reform (the specifics are subject to the Capital Increase Agreement).

II. Interest and term of the loan

1. According to the requirements of the Minutes of Meeting on Promoting FAW Baoya New Energy Vehicle Project issued by Yantai Municipal Government, the interest of the loan provided by Party A to Party B shall be calculated according to the standard of 6.5% annual interest rate. Such interest shall be calculated from the date of actual payment by Party A. If the payment is made in installments, the interest shall be calculated separately. The amount repaid by Party B to Party A shall be deducted in the order of expenses payable, liquidated damages, overdue interest, interest and principal.

2. The loan term under the Contract is from December 10, 2019 to December 9, 2023. The term of the loan may be extended upon the consensus of both parties.

III. Loan payment

1. The payment of the loan under the Contract shall meet all the following conditions:

(1)	This Contract has been signed and taken effect and shall remain valid;
(2)	Party A, Jinan Tangqing Investment Co., LTD., Shandong Zhuohong Real Estate Co., LTD., Mu Hongwei, Zhang Jiannong and Wang Qingjun have signed the Pledge Guarantee Contract, which shall remain valid, and have completed the registration procedures of equity pledge;

(3)	Party B has not violated this Contract and the Investment Contract.

1. The loan shall be deemed to have been paid if Party A transfers the loan to Party B’s account as follows:

Account: [Shandong Baoya New Energy Vehicle Co., Ltd.]

IV. Repayment of loans

1. Party B confirms that Vehicle Production Project will set up a project subject (hereinafter referred to as “Vehicle Production Project subject”) in the name of Party B or an affiliated company of Party B. In the case that the Vehicle Production Project subject is not Party B, Party B is responsible for prompting the Vehicle Production Project subject to issue a written commitment letter within three days. Party B shall jointly undertake the obligation to repay the principal and interest of the loan under this contract to Party A.

2. After the Vehicle Production Project is put into production, the governments of Yantai City and Yantai Economic & Technological Development Area will allocate support funds to Party B or Vehicle Production Project according to the government income of the Project. Special subsidies, etc. (Hereinafter collectively referred to as “government appropriated funds”), Party B and/or Vehicle Production Project shall repay the principal and interest of the loan and related expenses provided by Party A with the government appropriated funds; Party B and/or the main body of the whole vehicle production project shall pay the amount to Party A within fifteen days after receiving the payment from the government each time, and shall bear the liquidated damages at the rate of five ten thousandths per day if it is overdue.

3. If Party B fails to become the final investor in the FAW JILIN Mixed Capital Increase Project, Party B shall return 450 million yuan of loan funds to Party A before December 25, 2019, and bear the interest at an annualized rate of 6.5%. The formula for calculating interest is as follows: Loan principal amount × loan interest rate ÷ 360 × actual number of days the loan is occupied. Among them, the number of days actually occupied by the loan starts from the date (inclusive) when Party A actually delivers the loan to the date when Party B actually returns the loan.

4. In the event of any of the following circumstances, this contract shall be terminated automatically, and Party B and/or the Vehicle Production Project subject shall repay all the principal and interest of the loan to Party A within 5 days from the date of termination of this contract, and shall still bear the overdue interest at the rate agreed in this contract until the date of actual repayment:

(1) If Party B fails to facilitate the Vehicle Production Project to issue a commitment letter to jointly undertake the repayment obligations within the time limit agreed in Paragraph 1 of this Article, the Contract shall be automatically terminated on the next day after the expiration of the time limit agreed in Paragraph 1 of this Article;

(2) If the land auction fails due to Party B’s reasons during the bidding, auction and listing of the land required by the Vehicle Production Project, the Contract shall be automatically terminated on the date when the land auction fails;

(3) If the Development Area or its designated department takes back the land required by the Vehicle Production Project in accordance with Paragraph 5 of Article 3 of the Investment Contract, the Contract shall be automatically terminated from the date when the Development Area or its designated department makes a decision/notice to take back the project land.

(4) If Party B violates the provisions of the Contract or the Investment Contract, the Contract shall be automatically terminated from the date of breach.

(5) If Party A fails to pay the amount to Party B within the time limit agreed in the Contract, resulting in Party B’s failure to pay the deposit of FAW JILIN Mixed Capital Increase Project or to pay in full the capital increase, resulting in Party B’s failure to participate in the capital increase of FAW JILIN Mixed Capital Increase Project or Party B’s breach of contract due to its failure to pay the capital increase as agreed, Party A and the Development Zone shall compensate Party B for all losses caused thereby (including but not limited to other losses such as Party B’s liability for breach of contract, deduction of the deposit and Party B’s available interests due to the failure to pay the capital increase), and pay Party B liquidated damages at 10% of the total loan amount under the Contract.

V. Dispute Resolution and Responsibility

1. Disputes between Party A and Party B due to the performance of this contract should be resolved through negotiation. If the negotiation fails, the dispute should be resolved in the people’s court with jurisdiction where Party A is located.

2. If the breach of contract by one party causes the non-breaching party to claim its rights through litigation, the breaching party shall bear the fee of announcement, delivery, appraisal, lawyer, litigation, travel expenses, evaluation, auction, property preservation, enforcement, litigation preservation liability insurance premiums, and other expenses for realizing creditor’s rights.

VI. Others

1. The Contract shall come into force as of the date when it is sealed by Party A and Party B and signed by the authorized person.

2. The service address and contact information related to the Contract shall be subject to the relevant contents of the Investment Contract.

3. The Contract is made in quadruplicate, two for each party, with the same legal effect.

Party A: Yantai Guofeng Investment Holdings Group Co., LTD

Yantai Guofeng Investment Holdings Group Co., LTD (Seal)

Representative (Signature): Rong Feng (Signature)

Party B: Shandong Baoya New Energy Vehicle Co., Ltd.

Shandong Baoya New Energy Vehicle Co., Ltd. (Seal)

Representative (Signature): Zhang Jiannong (Signature)

Signed on: December 9, 2019